As filed with the Securities and Exchange Commission on February 7, 2006
                                                                                                                                                    Registration No.  -

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Central Jersey Bancorp
(Exact Name of Registrant as Specified in its Charter)

New Jersey	22-3757709
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

627 Second Avenue
Long Branch, New Jersey 07740
(732)-571-1300
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

James S. Vaccaro
President and Chief Executive Officer
Central Jersey Bancorp
627 Second Avenue
Long Branch, New Jersey 07740
(732)-571-1300
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:

Donna M. Conroy, Esq.
Frieri Conroy & Lombardo, LLC
777 Walnut Avenue
Cranford, New Jersey 07016
(908) 653-1441

     Approximate Date of Commencement of Proposed Sale of the Securities to the Public: From time to time after this registration statement becomes effective.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Each Class of	Amount	Offering Price	Aggregate	Registration
Securities to be Registered	to be Registered(1)	Per Unit(2)	Offering Price(2)	Fee(2)

Common Stock, $0.01 par value per share	500,000	$11.38	$5,690,000	$608.83

(1)

In addition, pursuant to Rule 416 (a) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of shares as may be issued pursuant to stock splits and stock dividends.

(2)
Pursuant to Rule 457(c), the proposed maximum offering price per share is based on the average of the high and low sales prices of the common stock, as reported on the NASDAQ SmallCap Market on February 6, 2006, solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any State where the offer or sale is not permitted.

PROSPECTUS
500,000 Shares
Common Stock
Central Jersey Bancorp
Dividend Reinvestment and
Stock Purchase Plan

This prospectus describes the Central Jersey Bancorp Dividend Reinvestment and Stock Purchase Plan (the “Plan”). Central Jersey Bancorp (“Bancorp”) is pleased to offer you the opportunity to participate in the Plan, which provides you with an economical and convenient way to increase your common stock holdings in Bancorp. The Plan provides you with:

•	A convenient, cost effective way to purchase shares of Bancorp common stock.
•	The ability to build your investment in Bancorp over time.
•	A method to authorize automatic monthly investments in Bancorp common stock.
•	The automatic reinvestment of any cash dividends into additional shares of Bancorp common stock.
•	The opportunity to purchase additional shares of common stock by making optional cash investments.
•	No brokerage commissions and administrative fees are incurred in connection with your purchase of the common stock.

Participation in the Plan is entirely voluntary and we do not give any advice regarding your decision to enroll in the Plan.

This Plan is for New Jersey residents only. Any person who is not a current New Jersey resident may not participate in the Plan. However, you do not need to be a current shareholder of Bancorp to participate in the Plan. If you are a New Jersey resident, you may participate in the Plan by completing the Enrollment Form and sending a minimum of $25 or up to a maximum of $5,000, to the plan administrator.

THESE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND WILL NOT BE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF ANY OTHER INFORMATION OR REPRESENTATIONS ARE GIVEN OR MADE, YOU MUST NOT RELY UPON THEM AS HAVING BEEN AUTHORIZED BY US.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SHARES OF BANCORP COMMON STOCK IN ANY STATE OTHER THAN NEW JERSEY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHOULD BE DEEMED TO IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF BANCORP SINCE THE DATE OF THIS PROSPECTUS OR THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

INVESTING IN OUR SHARES OF COMMON STOCK INVOLVES RISKS. YOU SHOULD CONSIDER THE RISK FACTORS OF PURCHASING OUR COMMON STOCK BEFORE INVESTING IN THE PLAN. SEE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS FOR MORE INFORMATION.

THIS OFFERING IS LIMITED TO RESIDENTS OF NEW JERSEY ONLY

THE DATE OF THIS PROSPECTUS IS FEBRUARY ____, 2006

CENTRAL JERSEY BANCORP

Bancorp is a bank holding company and the sole shareholder of Central Jersey Bank, N.A. (“CJB”). Bancorp is headquartered at 627 Second Avenue, Long Branch, New Jersey 07740 and our telephone number is (732) 571-1300. On January 1, 2005, we completed a strategic business combination with Allaire Community Bank, pursuant to which Allaire Community Bank became our wholly-owned bank subsidiary. Simultaneous with the combination, Bancorp changed its name from Monmouth Community Bancorp to Central Jersey Bancorp. Allaire Community Bank and Monmouth Community Bank merged to form a National Association called Central Jersey Bank, N.A., effective August 22, 2005.

Through CJB, we offer a full range of retail and commercial banking services to customers primarily located in Monmouth and Ocean Counties, New Jersey. These services include checking accounts, savings accounts, money market accounts, certificates of deposit, installment loans, real estate mortgage loans, commercial loans, federal payroll tax deposits, bond coupon redemption and telephone and internet banking. The bank has credit card, debit card, merchant card and international services available to their customers through correspondent institutions. CJB currently operates a total of fourteen full-service branch facilities within New Jersey, located in Belmar, Bradley Beach, Long Branch (2), Manasquan, Point Pleasant, Spring Lake Heights, Little Silver, Neptune, Neptune City (2), Ocean Grove, and Wall Township (2).

CJB is a national association chartered by the Office of the Comptroller of the Currency. The deposits of CJB are insured by the Federal Deposit Insurance Corporation. As a community bank, CJB provides a broad range of financial products and services to individual consumers, small businesses and professionals in the markets it serves.

Commercial activity within CJB's market area includes small and medium sized businesses, corporate offices, professional offices, major retail centers, resort and recreational businesses along the nearby oceanfront, as well as numerous industrial establishments.

RISK FACTORS

      Before you decide to participate in the Plan and invest in shares of our common stock, you should be aware of the following material risks in making such an investment. You should consider carefully these risk factors together with all information included or incorporated by reference in this Prospectus before you decide to participate in the Plan and purchase shares of common stock. In addition, you should consult your own financial and legal advisors before making an investment.

Risks Related to the Plan

You will not know the price of the shares you are purchasing under the Plan at the time you make your investment.

Between the time you authorize your investment and the purchase of the shares by the Plan Administrator, the price of our shares could materially change, affecting the amount of shares you ultimately may purchase.

The price of our shares may fluctuate between the time the Plan Administrator begins to purchase shares under the Plan and the time of the actual purchase.

You may pay a price higher or lower than you anticipated. In addition, during this time period, you may become aware of additional information that might affect your investment decision and, at this time, you will be unable to stop the Plan Administrator from purchasing your shares. You will need to wait until the next investment period to withdraw from the Plan.

If you instruct the Plan Administrator to sell shares under the Plan, you will not be able to direct the time or price at which your shares are sold.

The price of our shares may decline between the time you inform the Plan Administrator to sell your shares and the time of the actual sale.

If you decide to withdraw from the Plan, the Plan Administrator will continue to hold your shares unless you request a certificate for any full shares held by the Plan Administrator and a check for any fractional shares.

If you request to sell any or all of your shares, you will not be able to direct the time or price at which your shares are sold.

Risks Related to Our Company

Our success is dependent to a significant extent upon general economic conditions in our locality

      The banking industry in New Jersey is affected by general economic conditions such as inflation, recession, unemployment and other factors beyond our control. Our geographic area includes the offices of many of the largest financial institutions in the world. Many of those competing institutions have much greater financial and marketing resources than we have. Due to their size, many competitors can achieve larger economies of scale and as a result may be able to offer a broader range of products and services. If we are unable to offer competitive products and services, our earnings may be negatively affected. Some of the financial service organizations which we compete with are not subject to the same degree of regulation as is imposed on bank holding companies and federally insured financial institutions. As a result, these nonbank competitors have certain advantages over our ability to access fund and provide various services. The banking business in our current primary market area is very competitive, and the level of competition facing us may increase further, which may limit our asset growth and profitability.

Changes in interest rates could reduce our income and cash flows.

Our income and cash flows and the value of assets and liabilities depend to a great extent on the difference between the interest rates earned on interest-earning assets such as loans and investment securities, and the interest rates paid on interest-bearing liabilities such as deposits and borrowings. These rates are highly sensitive to many factors which are beyond our control, including general economic conditions and policies of various governmental and regulatory agencies, in particular, the Board of Governors of the Federal Reserve System. Changes in monetary policy, including changes in interest rates, will influence the origination of loans and investment securities and the amounts paid on deposits. If the rate of interest we pay on deposits and other borrowings increases more than the rate of interest we earn on our loans and other investments, our net interest income, and therefore our earnings, could be adversely affected. Our earnings could also be adversely affected if the rates on our loans and other investments fall more quickly than those on our deposits and other borrowings.

Allowance for Loan Losses

We have established in our Loan Policy an allowance for loan losses which management believes to be adequate to offset probable losses inherent in our loan portfolio. However, there is no precise method of predicting loan losses. There can be no assurance that any future declines in the real estate market conditions, general economic conditions or changes in regulatory policies will not require us to increase our allowance for loan losses in the future.

Bank holding companies and banks operate in a highly regulated environment

      Bank holding companies and banks operate in a highly regulated environment and are subject to extensive supervision and examination by federal and state regulatory agencies. We are subject to the Bank Holding Company Act of 1956, as amended, and to regulation and supervision by the Federal Reserve Board. Our subsidiary, Central Jersey Bank, N.A. (“CJB”), as a national banking association, is subject to regulation and supervision by the Office of the Comptroller of the Currency (the “OCC”) and, as a result of the insurance of its deposits, the Federal Deposit Insurance Corporation (the “FDIC”). These regulations are intended primarily for the protection of depositors, rather than for the benefit of investors. Bancorp and CJB are both subject to changes in federal and state law, as well as changes in regulation and governmental policies, income tax laws and accounting principles. The effects of any potential changes cannot be predicted but could adversely affect our business and operations in the future.

      Federal Reserve Board policy requires a bank holding company to serve as a source of financial strength to its banking subsidiaries and commit resources to their support. The Federal Reserve Board has required bank holding companies to contribute cash to their troubled bank subsidiaries based upon this “source of strength” regulation. If CJB requires cash from us, this could have the effect of decreasing funds available for distributions to shareholders.

      The federal banking statutes also prohibit a national bank from making any capital distribution (including a dividend payment to us), if, after making the distribution, the institution would be “undercapitalized,” as defined by statute. In addition, the relevant federal regulatory agencies also have authority to prohibit a national bank from engaging in an unsafe or unsound practice in conducting its business, as determined by the agency.

Regulatory authorities have extensive discretion in the exercise of their supervisory and enforcement powers. They may, among other things, impose restrictions on the operation of a banking institution, the classification of assets by such institution and the institution’s allowance for loan losses. Regulatory and law enforcement authorities also have wide discretion and extensive enforcement powers under various consumer protection, civil rights and other laws, including the Gramm-Leach-Blilely Act, the Bank Secrecy Act, the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act and the Real Estate Settlement Procedures Act. These laws also permit individual and class action lawsuits with the recovery of attorney’s fees in certain instances. Any changes to these laws or any applicable accounting principles may negatively impact our results of operations and financial condition. While we cannot predict what effect any presently contemplated or future changes in the laws or regulations or their interpretations would have on us, these changes could materially adversely affect our shareholders.

 Our common stock is not insured by any governmental agency and, therefore, investment in it involves risk.

Our securities are not deposit accounts or other obligation of any bank, and are not insured by the FDIC, or any other governmental agency. They are subject to investment risk, including the possible loss of principal.

Terrorist attacks and threats or actual war may impact all aspects of our operations, revenues, costs and stock price in unpredictable ways.

Terrorist attacks in the United States and abroad, as well as future events occurring in response or in connection to them, including, without limitation, future terrorist attacks against United States targets, rumors or threats of war, actual conflicts involving the United States or its allies or military or trade disruptions, may impact our operations. Any of these events could cause consumer confidence and savings to decrease or result in increased volatility in the United States and worldwide financial markets and economy. Any of these occurrences could have an adverse impact on our operating results, revenues and costs and may result in the volatility of the market price for our common stock.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated herein by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these provisions. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including statements about anticipated future operating and financial performance, financial position and liquidity, growth opportunities and growth rates, pricing plans, acquisition and divestiture opportunities, business prospects, strategic alternatives, business strategies, regulatory and competitive outlook, investment and expenditure plans, financing needs and availability and other similar forecasts and statements of expectation and statements of assumptions underlying any of the foregoing. Words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “hopes,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will” and variations of these words and similar expressions are intended to identify these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations or projections. Forward-looking statements used by us are based on estimates, projections, beliefs and assumptions of management and are not guarantees of future performance. Such forward-looking statements may be contained in this prospectus (and the documents incorporated by reference herein) under “Risk Factors,” or may be contained in our Annual Reports on Form 10-KSB or in our Quarterly Reports on Form 10-Q and 10-QSB under headings such as “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Business,” or in our Current Reports on Form 8-K, among other places.

These forward-looking statements may also include statements that relate to or are dependent on estimates or assumptions relating to the prospects of continued loan and deposit growth, improved credit quality, the health of the capital markets and economic conditions within our market. These forward-looking statements involve certain risks and uncertainties, many of which are beyond our control. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) increased competitive pressure from financial services companies; (2) changes in the interest rate environment which would reduce interest margins or increase interest rate risk; (3) deterioration in general economic conditions, internationally, nationally or in the State of New Jersey; (4) the occurrence of future terrorist acts; (5) legislative or regulatory changes adversely affecting the businesses in which we engage; and (6) unfavorable conditions in the capital markets. Forward-looking statements speak only as of the date they are made, and we do not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

USE OF PROCEEDS

The number of shares of Bancorp common stock that will be purchased under the Plan and the prices at which the shares will be sold cannot be determined at this time. The net proceeds from the sale of any new issuance shares by Bancorp, after deducting expenses in connection with the Plan will be added to Bancorp’s working capital. These proceeds will be used for general corporate purposes, including, without limitation, contributing all or a significant portion of the proceeds for Bancorp’s banking subsidiary. Bancorp cannot estimate the amount of proceeds which will be devoted to any specific purpose. Pending investment or application of the net proceeds, Bancorp will invest the net proceeds primarily in short-term liquid investments. Bancorp will not receive any proceeds from open market purchases of shares by the Plan.

Central Jersey Bancorp
Dividend Reinvestment and
Stock Purchase Plan

SUMMARY OF THE PLAN

The following provisions describe the terms and conditions of the Dividend Reinvestment and Stock Purchase Plan in a question and answer format. If you have other questions about the Plan, please direct all of your questions to our transfer agent, Registrar and Transfer Company, who is the plan administrator on our behalf. They can be reached at Registrar and Transfer Company, Dividend Reinvestment Plan Department, 10 Commerce Drive, Cranford, New Jersey, at 1-800-368-5948. However, please mention the Central Jersey Bancorp Plan with all correspondences to the plan administrator. Please carefully read the entire prospectus.

What is the purpose of the Plan?

The purpose of the Plan is to provide a convenient method to purchase shares of Bancorp common stock for certain shareholders and non-shareholders.

What are the advantages of the Plan?

The Plan offers participants the following advantages:

•
Open to Shareholders. Persons who are shareholders and New Jersey residents to participate must complete the Plan Enrollment Form (“Enrollment Form”). You may also transfer Bancorp shares you own into a Plan account.

•
Open to Non-Shareholders. Persons who are not registered shareholders but New Jersey residents may enroll in the Plan by completing an Enrollment Form and purchasing their first shares of Bancorp common stock by making an initial investment of at least $25.

•
Optional Cash Investments. Once enrolled, you may make additional optional cash investments either by check or on a monthly basis by authorizing automatic monthly withdrawals from a depository account. The monthly investment amount for any optional cash investment is a minimum of $25 and up to a maximum of $5,000, whether you are making the investment by check or by automatic monthly withdrawal.

•	Reinvestment of Dividends. All dividends paid on all shares held in your Plan account will be reinvested. There are no service fees or brokerage commissions charged for reinvesting dividends.
•	Safekeeping and Transfers. You may deposit your common stock certificates into the Plan at no cost.
•	Certificates. You may request the issuance of a stock certificate at any time for the shares held in your Plan account, you will be charged a $10.00 fee for the issuance of each stock certificate.
•
Selling Shares. You may instruct the Plan Administrator to sell some or all of the shares held in your Plan account by providing written instructions to sell to the Plan Administrator. You will be charged a fee of $15.00 for each sale transaction plus a brokerage commission.

•	Statements. Account statements detailing the activity within your Plan account will be mailed to you by the end of each month in which activity in your Plan account occurred.
•	Interest. No interest will be paid on any Plan account.

Who is eligible to participate in the Plan?

•	Shareholders of Bancorp- If you own any shares of Bancorp common stock in your name and you are a resident of New Jersey, you may participate in the Plan.
•
Non-shareholders- If you do not currently own Bancorp common stock, and you are a resident of New Jersey, you may join the Plan by making an initial investment of at least $25 and, at your option, sending a monthly check thereafter or by authorizing automatic monthly investments of at least $25 per month from any depository account. However, if you so desire, and do not already have a CJB depository account, you may establish a CJB account, in which you may make automatic withdrawals into the Plan, by visiting one of our branches and opening a CJB account in person. Please visit us at www.cjbna.com or call (732) 571-1300 or (732) 292-1600 for the CJB branch closest to you.

If you live outside the United States, some regulations may limit or prohibit participation in services of the type provided under this Plan. Therefore, any person residing outside the United States should first determine whether they are subject to any governmental regulations prohibiting or limiting their participation before they make a request to enroll in the Plan.

How do I participate in the Plan?

If you are a shareholder and you reside in New Jersey you may elect to participate in the Plan by completing and mailing the Enrollment Form to the Plan Administrator at:

Register and Transfer Company
DRIP Department
P.O. Box 664
Cranford, New Jersey

If you are not a current shareholder and you reside in New Jersey, you may elect to participate in the Plan by making an initial investment of $25, by check, completing the Enrollment Form and mailing it to the Plan Administrator, at the above address. Optional cash payments may be made by sending a personal check, drawn from a U.S. Bank in U.S. currency, payable to Registrar and Transfer Company.

You may automatically deduct investments from any depository institution, however, if you wish to open a CJB account you need to personally visit one of our branches and open one of the following depository accounts: Checking, Money Market Checking, or Statement Savings. Please visit us at www.cjbna.com, or call (732) 571-1300 or (732) 292-1600 for the CJB branch closest to you, or, to receive additional information concerning the various products and services we offer.

All Plan transactions in any deposit accounts will remain subject to the terms, conditions and benefits of such deposit accounts and any fees and charges related thereto. A participant using automatic withdrawals must complete, sign and check the optional cash purchase box on the Enrollment Form and return it to the Plan Administrator, indicating the deposit account from which the funds are to be drawn.

Can an existing beneficial owner participate in the Plan?

Yes. However, in order to be eligible to participate fully in the Plan, you must be the record owner of the shares (which is someone who has the shares registered in their own name), reside in New Jersey, and complete the Enrollment Form. Upon receipt of the Enrollment Form, the Plan Administrator will notify the holder of record within a reasonable time if the Plan is not available in the state or country where such record owner resides.

INVESTMENTS

Are Plan accounts insured?

Plan accounts, shares of common stock and monies held in your Plan Account, are not deposits of CJB and therefore are not insured by the FDIC, Securities and Exchange Commission or any other governmental agency.

How are dividends reinvested for me?

By participating in the Plan, all cash dividends paid on all of your shares of common stock held in your Plan account will be automatically reinvested in common stock on the dividend payment date and all stock dividends paid on your Plan account will be deposited into your Plan account. THERE CAN BE NO ASSURANCE AS TO THE DECLARATION OR PAYMENT OF DIVIDENDS, AND NOTHING CONTAINED IN THE PLAN OBLIGATES BANCORP TO DECLARE OR PAY ANY DIVIDENDS. THE PLAN DOES NOT REPRESENT A CHANGE IN BANCORP’S DIVIDEND POLICY OR A GUARANTEE OF FUTURE DIVIDENDS, WHICH WILL CONTINUE TO BE DETERMINED BY THE BOARD OF DIRECTORS BASED UPON BANCORP’S EARNINGS, FINANCIAL CONDITION AND OTHER FACTORS. WE HAVE NOT PAID CASH DIVIDENDS IN THE PAST AND ARE NOT SURE IF AND WHEN WE WILL PAY CASH DIVIDENDS.

Full Dividend Reinvestment. All cash dividends paid on shares that are held in a participant’s Plan account will be reinvested and used to purchase shares of common stock. All stock dividends issued on all Plan accounts will be deposited into your Plan account. Dividends will not be reinvested, or deposited into your Plan account, on any shares not enrolled in the Plan, in which case you will receive a check for the payment of cash dividends or a certificate for the payment of stock dividends.

How can I make additional cash investments to the Plan?

Optional cash investments may be made by any participant at any appropriate time by check or automatic withdrawal. Optional cash amounts contributed will be used to purchase shares of Bancorp common stock.

Initial Cash Investment. In order to become a member in the Plan, you must be eligible to participate, complete the Enrollment Form and submit an initial investment of $25. You may make an initial enrollment payment by check or automatic debit from a deposit account of your own choosing. If you do not have a CJB deposit account, you may open a CJB depository account, authorize an investment of at least $25 per month from your new CJB account, and use this account as your current depository account for the automatic withdrawal option in the Plan. However, opening a depository account at CJB is not a requirement of the Plan. If you have a checking or savings account with another qualified financial institution other than CJB, you may authorize automatic monthly withdrawals from that account via the Automated Clearing House System. Optional cash payments may be made by sending a personal check, drawn from a U.S. bank in U.S. currency, payable to Registrar and Transfer Company.

Optional Cash Investments. Participants may make optional cash investments at any time by personal check or by automatic monthly withdrawal from a depository account. Participants may vary their optional cash investments from a minimum of $25 per month up to a maximum of $5,000 per month.  Any change or withdrawal of an optional cash investment must be done by completing the bottom portion of your account statement or a change form, and must be received at least ten days prior to the next investment date (as defined below), but in no event may any change or withdrawal be accomplished by phone. Optional cash payments may be made by sending a personal check, drawn from a U.S. bank in U.S. currency, payable to Registrar and Transfer Company.

Check. Optional cash investments may be made by check. The Plan Administrator will make every effort to process your cash investment for the next investment date, provided that the funds are received by the Plan Administrator no later than ten business days prior to the investment date for an initial cash investment and optional cash payments. Otherwise, cash investments are held by the Plan Administrator for investment on the next investment date. Cash investments made by check must be made by personal check only and made payable to "Registrar and Transfer Company" in U.S. funds. The Plan Administrator will not be liable for any claim arising out of failure to purchase stock on a certain date or at a specific price. This risk should be evaluated by the participant and is a risk that is borne solely by the participant.

Electronic Funds Transfer. In addition to making optional cash investments by check, participants may authorize automatic monthly withdrawals from a depository account. Participants' depository account is debited five business days prior to the investment date, which is generally the 16th day of each month, or, if the 16th day is not a business day, the next business day.

Participants do not receive any confirmation of the transfer of funds other than as reflected in their Plan account statements and in their depository account statements.

To authorize automatic monthly withdrawals, complete and sign the Enrollment Form and return it to the Plan Administrator together with a voided blank check or deposit slip from any depository account from which funds are to be transferred. Your automatic monthly withdrawal will begin as soon as practicable after the Plan Administrator receives the Enrollment Form. To change the amount of your automatic monthly withdrawal or terminate your monthly withdrawal altogether, complete the bottom of your monthly statement form or send a letter to the Plan Administrator and return it to the Plan Administrator. To be effective with respect to a particular investment date, your change or termination request must be received by the Plan Administrator at least ten business days prior to the investment date.

If any optional cash contribution, whether by personal check or automatic withdrawal, is returned for any reason, such as insufficient funds, Bancorp will remove from the your account any shares purchased upon prior credit of such funds, and will sell these shares to cover any losses by Bancorp and the purchase price of the shares purchased. We may sell other shares in the account to recover a $25 returned funds fee for each optional cash contribution returned unpaid for any reason and may sell additional shares as necessary to cover any market loss incurred by Bancorp.

OPTIONAL CASH CONTRIBUTIONS DO NOT CONSTITUTE DEPOSITS OR SAVINGS ACCOUNTS INSURED BY CJB AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

No interest will be paid on optional cash payments pending investment. To avoid unnecessary accumulations, such payment should be sent so that they will be received by the Plan Administrator no more than ten days before the investment date. You may obtain the return of any optional cash payment by written request received by the Plan Administrator not less than four business days before it is to be invested.

How can I deposit my stock certificate(s) for safekeeping with the Plan Administrator?

Although shares of Bancorp common stock that you buy under the Plan will be maintained in your Plan account for safekeeping in book entry form, you may also elect to deposit any of your existing Bancorp stock certificate(s) into your Plan account as a safeguard against loss or theft. There is no charge to deposit your stock certificate(s).

The stock certificate(s) to be deposited, together with the bottom part of the account statement or a letter of direction to the Plan Administrator, should be sent by registered mail to the Plan Administrator and insured for 1 ½ % of the current market value of the shares. This is the approximate cost of the insurance required to replace the certificate should they be lost in the mail. Do not endorse the stock certificate(s) or complete the assignment section.

How can I gift and transfer shares?

You can make a gift or transfer of shares held by you in the Plan by writing a letter indicating the number of shares that you wish to gift or transfer to the Plan Administrator and enclosing a fee of $10.00 for the issuance of each new stock certificate requested. All parties listed on the account must sign the request to make a gift or transfer and the signatures must be “Medallion Guaranteed” by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program ensures that the individual(s) signing is in fact the owner as indicated on the participant’s Plan account.

ADMINISTRATION

Who is the Plan Administrator?

We have appointed Registrar and Transfer Company to administer the Plan and act as the Plan Administrator for the participants. The Plan Administrator will purchase and hold shares of stock for Plan participants, keep records, send accounts statements, and perform other duties required by the Plan. You may contact the Plan Administrator at the following address and phone number:

Registrar and Transfer Company
DRIP Department
P.O. Box 664
Cranford, NJ 07016-3572
Telephone:     (800) 368-5948
Facsimile:        (908) 497-2320

When making any inquiries, requests or other communications or sending any notices to the Plan Administrator, please mention the Central Jersey Bancorp Plan and always include your daytime telephone number.

What type of reports will I receive regarding my account?

Within ten calendar days of any transaction activity in a participant’s account, each participant will receive an account statement showing:

•	year-to-date account activity in any month in which there was activity in your account;

•	the total number of shares held in a participant’s Plan account;

•	the amount of dividends received on the shares held in a participant’s Plan account;

•	the dividend (and optional cash investments, if any) invested on behalf of the participant;

•	the number of shares of common stock purchased;

•	the purchase price per share;

•	the date of acquisition of the shares; and

•	year-end details of all account activity during that calendar year.

If there is no transaction activity on a participant’s Plan account in any calendar month, no report will be generated to the participant in that calendar month.

In addition, each participant will receive copies of Bancorp’s annual and other periodic reports to shareholders, along with proxy statements and information for income tax reporting purposes. Please retain your statements to establish the cost basis of shares purchased under the Plan for income tax and other purposes.

The Plan Administrator will also provide you with access to your Plan account information over the Internet through its web based system, Investor Relations Inquiry System (“IRIS”). The information available through this online service will include your current holdings in the Plan, stock purchase information and certain additional information. The online service will also include information about your other holdings of Bancorp stock registered in your name. Once you are enrolled in the Plan, you may obtain an IRIS user ID# and PIN through the Plan Administrator’s website at www.rtco.com.

You should notify the Plan Administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

How does my account work?

All shares of Bancorp common stock that are purchased through the Plan will be held by the Plan Administrator and reflected in book-entry form in the participant’s Plan account on the records of the Plan Administrator. A Plan participant who holds Bancorp common stock certificate(s) may also, at any time, deposit those certificate(s) for safekeeping with the Plan Administrator, and the shares represented by the deposited certificate(s) will be included in book-entry form in the participant’s account.

How do I request a stock certificate?

You may request a stock certificate for some or all of the whole shares held in your Plan account. The request for issuance of a stock certificate can be made using the bottom portion of your account statement. There is a $10.00 fee to issue a stock certificate. If all whole shares held in the account are requested, the account will be terminated and a check for any fractional share will be issued to you.

Can I pledge my shares that are held in the Plan?

No. Shares held in Plan accounts cannot be pledged. Any shares that you wish to pledge must first be converted into certificate form and sent to you.

PURCHASE AND SALE OF CENTRAL JERSEY BANCORP SHARES

When will my shares be purchased?

Purchase Intervals. The Plan Administrator will make initial and ongoing monthly and additional stock purchases on the 16th day (or the next business day) of each month, or more often if deemed appropriate by the Plan Administrator. No interest will be paid on amounts held by the Plan Administrator pending investment.

Timing and Control of Transactions. Any common stock will be purchased: (i) if through reinvested dividends, as of the dividend payment date, and (ii) if through optional cash payments, on the 16th day of the month, or if that day is not a business day, on the next business day, of each month (an “investment date”). If common stock is purchased on the open market, such purchases will begin on or after the relevant investment date and will be completed before the next investment date unless completion at a later date is necessary or advisable under applicable law.

Since the Plan Administrator will arrange for the purchase and sale of shares on behalf of the Plan, neither Bancorp nor any participant in the Plan has the authority or power to control either the timing or pricing of shares purchased or sold. Accordingly, you will not be able to time precisely your purchases or sales through the Plan, and will bear the market risk associated with fluctuations in the price of Bancorp’s stock. This means that, if you send in an initial or optional single cash investment or authorize automatic ongoing investments, it is possible that the market price of Bancorp stock could go up or down before the broker purchases stock with your funds.

No interest is paid on optional cash payments received and held pending investment. Accordingly, it is in the best interests of participants to defer making optional cash payments until, but not later than the date, that will be sufficient for the Plan Administrator to receive the payments, at least ten business days prior to a monthly investment date.

Source of Shares: Shares will be purchased by the Plan Administrator either on the open market or directly from Bancorp. Share purchases on the open market may be made on any stock exchange in the United States where Bancorp stock is traded, on the over-the-counter market or by negotiated transactions on terms the Plan Administrator reasonably determines at the time of purchase. In rare instances, purchases may be delayed to meet temporary curtailment or suspension of trading based on the actions of regulators and market administrators or emergency circumstances affecting receipt and execution of orders by brokers or market facilities. Any shares purchased by the Plan Administrator from Bancorp will be made in accordance with applicable requirements.

Determination of the Purchase Price: The price of Bancorp shares purchased through the Plan will be either:

•	For open market purchases - the weighted average purchase price of all shares purchased by the Plan Administrator’s broker for each aggregate order.

•
For newly issued shares - the average of the closing prices for the five trading days, as reported on NASDAQ SmallCap (or on such other exchange or market as Bancorp stock may subsequently be traded), immediately preceding the investment date. If there is no trading of Bancorp stock for a substantial period of time during the pricing period then the price per share will be determined by Bancorp on the basis of such market quotation as it considers appropriate.

Are any brokerage commissions paid?

Sales of Shares: Brokerage commissions charged to participants will be the same amount that the Plan Administrator must pay in the ordinary course of market transactions. This expense will be deducted from the proceeds of the sale of the shares, plus a $15.00 sales transaction fee. Brokerage commissions will be allocated on a pro rata basis to Plan participants who are selling shares through the Plan. Brokerage commission rates are determined by the brokerage firm and not by the Plan Administrator. The Plan Administrator will seek to ensure that competitive and normal brokerage commissions are charged, consistent with the low-cost and aggregate transaction character of the Plan.

Purchase of Shares: At present, there are no brokerage commissions charged for the purchase of shares with additional cash investments and dividend reinvestments.

How can I sell shares held in my Plan account?

You may instruct the Plan Administrator to sell any or all shares held in your Plan account. To request the sale of any or all shares held in the Plan, complete the bottom portion of your account statement or send a request, in writing, to the Plan Administrator. The request should indicate the amount of shares to be sold, not the dollar amount to be received as a result of the sale. For example, you may direct the Plan Administrator to sell 500 shares of Bancorp common stock but you can not request the Plan Administrator sell $500 worth of common stock. All participants listed on the Plan account must sign the request to sell. In the event that you request the sale of common stock worth more than $10,000 by the Plan Administrator, you will need to have your signature(s), on the bottom portion of the account statement or letter of direction, Medallion Guaranteed. You can have your signature Medallion Guaranteed by any financial institution that participates in the Medallion Guarantee program.

Shares being sold for you may be aggregated with those of other Plan participants who have requested sales. In that case, you will receive proceeds based on the average sales price of all shares sold, less your pro rata share of brokerage commissions and other costs of sale.

The sales price will be the weighted average price of all the shares sold by the Plan Administrator’s broker for each aggregate order placed by the Plan Administrator. The proceeds of the sale, minus the brokerage commissions and a $15.00 sales transaction fee, will be sent to you by check.

SUMMARY OF PLAN SERVICES AND FEES

Bancorp will pay for most of the fees and expenses to operate the Plan. However, there are some proportional brokerage commissions and other fees to be paid directly by the participants.

Initial enrollment	No charge
Cash investments	No charge
Automatic account debiting	No charge
Gift or transfer of shares	$10.00
Safekeeping of stock certificates	No charge
Sale of shares	$15.00 per transaction
plus brokerage commissions
Certificate issuance	$10.00
Termination of Plan participation	$10.00

If there are any changes to the fee structure, you will be notified in advance of implementation.

The minimum and maximum optional cash investment is as follows:

Minimum monthly investment	$ 25.00
Maximum monthly investment	$ 5,000.00
Minimum additional cash investment	$ 25.00

TAX INFORMATION

What are the federal income tax consequences of participating in the Plan?

The following is only a brief discussion of Bancorp’s understanding of some of the applicable federal income tax provisions related to the Plan. The discussion is general in nature and does not purport to cover every situation. Moreover, it does not include a discussion of state and local income tax consequences of participation in the Plan. For specific information on the tax consequences of participation in the Plan, including any future changes in applicable law or interpretation thereof, you should consult your own tax advisor.

Distributions of dividends by Bancorp to shareholders will generally be taxed as ordinary dividend income. If open market purchases of shares of common stock are made for you through the Plan with reinvested cash dividends, you will be deemed to have received a taxable dividend in the amount of the cash dividend reinvested. Your cost basis for purposes of calculating capital gains upon the sale of the shares purchased with cash dividends will be equal to the amount of the cash dividends plus any brokerage fees paid by the participant on the sale. In addition, in the case of shares purchased on the open market with reinvested dividends or optional cash contributions, the amount of any brokerage commissions on your behalf by Bancorp will be treated as a distribution subject to income tax in the same manner as dividends.

You may not realize any taxable income at the time of investment of optional cash payments in additional shares of common stock. The tax basis of shares purchased with optional cash payments may be the amount of such payment.

The holding period of shares of common stock acquired through the Plan, whether purchased with reinvested dividends or optional cash payments will generally begin on the day the trade is settled.

You may not realize any taxable income when you receive certificates for full shares credited to your account, either upon your written request for such certificates or upon withdrawal or termination from the Plan. However, you may recognize taxable gain or loss when full shares acquired under the Plan are sold or transferred for you and when you receive the cash payment for a fractional share credited to your account. The amount of such gain or loss will generally be the difference between the amount that you receive for your shares or fractional share (net of brokerage commissions and other costs of sale) and the tax basis thereof. The amount of brokerage commissions paid by Bancorp on behalf of the participants may be treated as a distribution subject to income tax in the same manner as dividends. Each participant must determine their own tax liability requirements as a result of their participation in this Plan.

OTHER INFORMATION

How do I vote plan shares at the next annual meeting?

All shares allocated to a participant’s Plan account are voted in the same manner as all other types of shares of common stock. You will have the same rights and privileges as other shareholders. We will mail you all reports, including the proxy materials, including a proxy card, representing both the shares for which you hold certificate(s) for and the shares, full shares only, held in your Plan account. You will be given the right to direct the Plan Administrator regarding the voting of any whole shares (but no fractional shares) held by you in your Plan account on the record date for a vote. Your proxy will be voted in accordance with you instructions. Shares for which no voting directions are received will not be voted.

What happens to my account if there is a stock dividend, stock split or other distribution?

If we declare a stock dividend or stock split, your Plan account will be credited with the number of shares issued based on the number of full and fractional shares held in your Plan account as of such date. In the event of a stock subscription or other offering of rights to shareholders, your rights will be based on your total registered holdings (the shares held in your Plan account plus any certificate shares held by you). However, common stock representing stock dividends or split shares distributed on common stock registered in the name of the participant but not held in your Plan account will be mailed directly to such participant in the same manner as to shareholders who are not participating in the Plan.

If Bancorp has a rights offering, how will the rights on the Plan shares be handled?

No preemptive rights attach to the common stock of Bancorp. If Bancorp, nevertheless, makes available to holders of common stock rights or warrants to purchase additional shares of common stock or other securities, such rights or warrants will be made available to you. This allocation will be based on the number of shares (including any fractional interests to the extent practicable) held for you in your Plan account on the record date established for determining the holders of common stock entitled to such rights or warrants and those registered in your name and not held in a Plan account.

Can the Plan be modified or terminated?

We reserve the right to suspend, modify or terminate the Plan at any time, in whole or in part. No such event will affect any shares then credited to a participant's Plan account. You will receive written notice of any such suspension, modification or termination. Bancorp and the Plan Administrator also reserve the right to change any administrative procedures of the Plan. Our right to modify the Plan includes the right to increase or decrease the minimum and maximum amounts of optional cash payments which may be made under the Plan. Revisions in such minimum and maximum amounts will only be made upon thirty days prior notice to participants. Any such suspension, modification or termination will not, of course, affect previously executed transactions. If we terminate the Plan, certificates for whole shares credited to a participants’ account will be issued, and cash payments will be made for any fraction of a share credited to the participants’ account. Such cash payments will be based on the market price of our common stock on the effective date of termination.

We reserve the right to deny, suspend or terminate participation by any participant who is using the Plan for purposes inconsistent with the intended purpose of the Plan or to the extent Bancorp deems it advisable or necessary in its discretion to comply with applicable laws. In such an event, the Plan Administrator will notify you in writing and provide you with: (i) either a certificate for the total number of shares held in your Plan account or transfer the total number of shares held in your Plan account into the book-entry system and (ii) a check for any fractional share held in your Plan account, which may result in tax consequences that should be discussed with your tax advisor. The Plan is not for use by institutional investors or financial intermediaries.

What is the liability of the Plan Administrator and Bancorp?

In administering the Plan, neither Bancorp nor the Plan Administrator is liable for any good faith act, omission to act, or as required by applicable laws, including but not limited to any claim of liability:

•	arising out of the failure to terminate a participant's Plan account upon such participant's death prior to receipt of notice in writing of such death;
•	as to the value of the shares acquired for participants;
•	arising out of failure to terminate your account or sell shares in the Plan or purchase shares of Bancorp stock without receipt of proper documentation and instructions; or
•
with respect to the prices and times at which shares are purchased or sold for your account, and the time such purchases or sales are made, including price fluctuation in market value of shares being maintained on your behalf.

This limitation of liability will not constitute a waiver by any participant of his or her rights under the federal securities laws. Although the Plan provides for the reinvestment of dividends, the declaration and payment of dividends will continue to be determined by the Board of Directors of Bancorp in its discretion, depending upon future earnings, the financial condition of Bancorp and other factors. The amount and timing of dividends may be changed, or the payment of dividends terminated, at any time without notice.

WITHDRAWAL

How does a participant withdraw from the Plan?

You can withdraw some or all of your shares from your Plan account by properly notifying the Plan Administrator by sending a written withdrawal notice to the Plan Administrator. When you withdraw from the Plan, or upon termination of your participation in the Plan or termination of the Plan by us, certificates for whole shares credited to your account under the Plan will be issued and a cash payment will be made for any uninvested funds held in your account and for any fraction of a share based on the then current market price of our common stock. Your automatic withdrawal, if any, will be terminated immediately upon receipt of the withdrawal notice. The Plan Administrator will process notices of withdrawal and uninvested funds will be returned to you as soon as practicable, without interest. Upon your withdrawal from the Plan, you may also request that all or part of the whole shares credited to your account in the Plan be sold. If you make such a request, the sale will be made for you by the Plan Administrator as soon as practicable after the request is received. You will receive the proceeds from such sale, less related brokerage fees or commissions and less any applicable transfer taxes.

Can a shareholder re-enter the Plan after withdrawing from the Plan?

Yes, a shareholder may re-enter the Plan by following the procedures applicable for initial enrollment in the Plan. However, we reserve the right to reject any enrollment from a previous participant.

Who interprets the Plan?

Bancorp will interpret and regulate the Plan and all such interpretations and regulations will be conclusive.

GOVERNING LAW

The Plan is governed by and construed in accordance with the laws of the State of New Jersey. Only residents of New Jersey will be eligible to participate in the Plan as the Plan will only be registered in New Jersey.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 14A:3-5 of the New Jersey Business Corporation Act makes provisions for the indemnification by us of past and current directors and officers against liabilities and expenses under certain circumstances. Our Certificate of Incorporation provides for indemnification of directors and officers by us to the fullest extent permitted by law. We have purchased insurance policies which will pay on behalf of any of our directors or officers any loss (within limits and subject to applicable deductible provisions under such policies) arising out of certain claims made against such persons by reason of any wrongful act taken, omitted or attempted by such person in such person’s capacity as a director or officer, including, among other things, any misleading statement or omission or other matter claimed against such person solely by reason of such person’s being a director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the U.S. Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN GET MORE INFORMATION

Bancorp files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Bancorp at the SEC’s public reference room in Washington, D.C. or you can request copies of these documents, upon payment of a duplicating fee, by contacting the SEC at 1-800-SEC-0330. Bancorp’s filings are also available to the public at the SEC’s website at www.sec.gov.

The following documents filed with the SEC are incorporated by reference into this prospectus and are considered a part of this prospectus:

(a) our current reports on Form 8-K, filed with the SEC on August 2, 2004, November 1, 2004, January 3, 2005, as amended on March 16, 2005, January 27, 2005, April 28, 2005, May 26, 2005, July 29, 2005 and January 27, 2006;

(b) our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004;

(c) our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004, and on Form 10-Q for the quarter ended March 31, 2005, June 30, 2005 and September 30, 2005; and

(d) the Registration Statement on Form S-4, filed with the SEC on November 3, 2004, that contains a description of Bancorp’s stock, and any amendment or report that Bancorp files later to update that description.

Later information that Bancorp files with the SEC will update this information. Bancorp is also incorporating by reference all documents that Bancorp files with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus. Bancorp will provide, at no cost, any of the above documents (including any exhibits that are specifically incorporated by reference in them) to each person, including any beneficial owner, to whom a prospectus is delivered. Written or telephone requests should be directed to:

Robert S. Vuono
SEVP & COO
Central Jersey Bancorp
627 Second Avenue
Long Branch, New Jersey 07740
732-923-1115

You should rely only on the information incorporated by reference or provided in this prospectus or in any prospectus supplement. Bancorp has not authorized anyone to provide you with different information. Bancorp is not making an offer to sell stock in any state or country where the offer is not permitted. You should not assume that the information in this prospectus or the prospectus supplement is accurate as of any date other than the date of the document.

LEGAL MATTERS

The law firm of Frieri Conroy & Lombardo has rendered its opinion regarding the legality of the shares of Bancorp common stock covered by this prospectus.

EXPERTS

The consolidated financial statements of Central Jersey Bancorp as of December 31, 2004 and 2003, and for each of the years in the two-year period ended December 31, 2004, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference herein, contains or may contain certain forward-looking statements with respect to the financial condition, results of operation, plans, objectives, future performance and business of Bancorp. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

•	Competitive pressures in the banking industry;
•	Changes in the general interest rate environment;
•	General economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, deterioration in credit quality;
•	Changes occur in the regulatory environment; and
•	Changes occur in business conditions and inflation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

SEC registration fee	$608.83
Printing and mailing fees	3,500.00	*
Accountant’s fees and expenses	3,500.00	*
Attorneys’ fees and expenses	7,000.00	*
Plan administration fees	2,000.00	*
Miscellaneous fees and expenses	200.00	*(1)

Total	$16,808.83

* (1)	Estimated except for the registration fee. Represents monthly maintenance fee for the Plan.

Item 15. Indemnification of Officers and Directors

Section 14A:2-7 of the New Jersey Business Corporation Act (“NJBCA”) permits a corporation organized under the laws of the State of New Jersey to limit in the corporation’s certificate of incorporation the personal liability of the corporation’s directors and officers to the corporation and its shareholders. The Registrant’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) has limited the personal liability of its directors and officers to the Registrant and its shareholders to the extent permitted by Section 14A:2-7 of the NJBCA eliminating damages for a breach of fiduciary duty, provided, that, liability shall not be eliminated for any breaches of the duty of loyalty to the Registrant and its shareholders, for acts or omissions not in good faith, which involve a knowing violation of law, or for any transaction from which the director or officer derived an improper personal benefit.

       In addition, Section 14A:3-5 of the NJBCA permits a corporation to indemnify corporate agents, including directors and officers, against expenses and liabilities incurred in connection with proceedings brought against any such person in his or her capacity as an agent of the corporation. In order to be eligible for indemnification, the corporate agent must have acted in good faith and with the belief that his or her actions were consistent with the best interests of the corporation, and in the case of criminal proceedings, the agent must have acted without reason to believe that his or her actions were unlawful. Prior to any final determination against the corporate agent, the corporation may advance funds to pay for the corporate agent’s expenses; provided, that, the corporate agent agrees to repay the funds if it is ultimately determined that the agent is not entitled to indemnification. The Registrant’s Amended and Restated By-laws (the “By-laws”) expressly authorize us to provide this indemnification to our directors and officers.

        The By-laws also permit the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving, at the Registrant’s request, as a director, officer, employee or agent of another entity, against any liability asserted against or incurred by such person, while acting in such capacity or arising from his or her status as such, whether or not the Registrant would have the power to indemnify the person against such liability under the By-laws. The Registrant maintains a liability insurance policy providing coverage for the directors and officers of the

Registrant and its subsidiaries, Central Jersey Bank, National Association, in an amount of up to $10,000,000 for any single event.

Item 16. Exhibits.

      The Exhibit Index beginning on page E-1 is hereby incorporated by reference.

Item 17. Undertakings.

     (A) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(c)  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Long Branch, State of New Jersey, on January 26, 2006.

CENTRAL JERSEY BANCORP

By:	/s/ James S. Vaccaro
James S. Vaccaro
President and Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James S. Vaccaro and Robert S. Vuono, and each of them, his true and lawful attorney-in-fact, as agent with full power of substitution and resubstitution of him and in his name, place and stead, in any and all capacity, to sign any or all amendments to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ George S. Callas	Chairman of the Board of Directors	January 26, 2006
George S. Callas

	Vice Chairman of the Board of Directors	January __, 2006
Carl F. Chirico

/s/ James S. Vaccaro	President and Chief Executive Officer and	January 26, 2006
James S. Vaccaro	Director (Principal Executive Officer)

/s/ Robert S. Vuono	Senior Executive Vice President, Chief	January 26, 2006
Robert S. Vuono	Operating Officer, Secretary and Director

/s/ Anthony Giordano, III	Executive Vice President, Chief Financial Officer and Treasurer	January 26, 2006
Anthony Giordano, III	(Principal Financial and Accounting Officer)

/s/ James G. Aaron	Director	January 26, 2006
James G. Aaron

/s/ Nicholas A. Alexander	Director	January 26, 2006
Nicholas A. Alexander

/s/ John A. Brockriede	Director	January 26, 2006
John A. Brockriede

/s/ M. Claire French	Director	January 26, 2006
M. Claire French

/s/ William H. Jewett	Director	January 26, 2006
William H. Jewett

/s/ Paul A. Larson, Jr.	Director	January 26, 2006
Paul A. Larson, Jr.

/s/ John F. McCann	Director	January 26, 2006
John F. McCann

/s/ Mark G. Solow	Director	January 26, 2006
Mark G. Solow

EXHIBIT INDEX

Exhibit	Description

3.1	Amended and Restated Articles of Incorporation of Bancorp, incorporated by reference to Exhibit 3.1 to Bancorp’s Annual Report on Form 10-KSB for the year-ended, December 31, 2004

3.2	Amended and Restated By-Laws of Bancorp incorporated by reference to Exhibit 3.2 to Bancorp’s Annual Report on Form 10-KSB for the year ended, December 31, 2004.

4.1	Form of Common Stock Certificate of Bancorp.

5.1	Opinion of Frieri Conroy & Lombardo, LLC relating to legality of securities to be issued.

23.1	Consent of KPMG LLP.

23.2	Consent of Frieri Conroy & Lombardo, LLC (included in Exhibit 5.1).

24.1	Powers of Attorney (included in signature pages hereto).

E-1